Exhibit 5.1

Client: 94846-00027

May 21, 2026

Viavi Solutions Inc.
1445 South Spectrum Blvd, Suite 102
Chandler, Arizona 85286

Re:	Viavi Solutions Inc.
Registration Statement on Form S-3 (File No. 333-289490)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-289490 (the “Registration Statement”), of Viavi Solutions Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement thereto dated May 19, 2026 (the “Prospectus Supplement”), in connection with the offering by the Company of up to 12,777,777 shares of the Company’s common stock (the “Common Stock”), par value $0.001 per share (the “Shares”).  The Shares are being sold pursuant to an underwriting agreement, dated May 19, 2026, among the Company and the representatives of the underwriters named therein.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below.  In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Gibson, Dunn & Crutcher LLP
310 University Avenue, 3rd Floor  |  Palo Alto, CA 94301  |  T: 650.849.5300  |  gibsondunn.com

May 21, 2026

Very truly yours,

/S/ GIBSON, DUNN & CRUTCHER LLP